EXHIBIT 99.1
Dynatrace Reports Third Quarter Fiscal Year 2026 Financial Results
Exceeds high end of guidance across all metrics; raises FY'26 guidance
Delivers ARR growth of 16% on a constant currency basis
Achieves GAAP Operating Margin of 14% and Non-GAAP Operating Margin of 30%
Announces new $1 billion share repurchase program

BOSTON, Mass., February 9, 2026 - Dynatrace (NYSE: DT), the leading AI-powered observability platform, today announced financial results for the third quarter of fiscal 2026 ended December 31, 2025.
"Our third quarter results surpassed the high end of our guidance across all top line growth and profitability metrics. Notably, we've generated double-digit net new ARR growth for three consecutive quarters, which reflects the growing number of enterprises adopting Dynatrace as their end-to-end observability platform,” said Rick McConnell, CEO of Dynatrace. “As organizations broadly deploy AI, observability is mission critical to managing the reliability and performance of those workloads. The Dynatrace platform combines the strengths of deterministic and agentic AI to deliver trustworthy insights that drive optimal business outcomes.”

Dynatrace also announced today that its Board of Directors has authorized a new share repurchase program for up to $1 billion of common stock.

"In the last four months, we repurchased over $200 million of Dynatrace stock, significantly accelerating the pace of our repurchases and nearly completing our inaugural $500 million buyback program," said Jim Benson, Chief Financial Officer. "This new $1 billion authorization reflects our conviction in the underlying strength of the business and commitment to driving shareholder value. Our scale, balance sheet, and proven ability to generate strong cash flow allow us to invest for durable long-term growth, while also returning capital to shareholders."

Third Quarter Fiscal 2026 Financial and Other Recent Business Highlights:
All growth rates are compared to the third quarter of fiscal 2025, unless otherwise noted.
Financial Highlights:
•Total ARR of $1,972 million, an increase of 20%, or 16% on a constant currency basis
•Total revenue of $515 million, an increase of 18%, or 16% on a constant currency basis
•Subscription revenue of $493 million, an increase of 18%, or 16% on a constant currency basis
•GAAP income from operations of $73 million and non-GAAP income from operations of $153 million
•GAAP net income per share of $0.13 and non-GAAP net income per share of $0.44, on a dilutive basis
Business Highlights:
•Go-to-market traction:
•Closed 12 deals greater than $1 million in ARR in the quarter, 11 of which were in collaboration with partners, and five of which were new logos, contributing to record new logo ARR.
•Surpassed the milestone of $100 million in annualized consumption dollars for log management, which continues to be the company's fastest growing major product category.

•Product innovations:
•Unveiled Dynatrace Intelligence, a new agentic AI-powered operations system that combines deterministic and agentic AI to deliver reliable, autonomous actions at enterprise scale.
•Introduced domain specific agents to augment site reliability engineer (SRE), development and security teams with autonomous action.
•Expanded cloud-native integrations across Amazon Web Services (AWS), Microsoft Azure, and Google Cloud Platform (GCP) to give enterprises a unified view across multi‑cloud environments.
•Delivered significantly evolved user experience to unify frontend, backend, AI telemetry, database, cloud, and mobile into an active system of control for cloud and AI-native software delivery.
•Launched next-generation Real User Monitoring (RUM) capabilities fully integrated into our Grail data lakehouse.

•Strategic ecosystem advancements:
•Integrated Dynatrace with Amazon Bedrock AgentCore, delivering real-time visibility into autonomous agents and their interactions across AWS services.
•Introduced a next‑generation cloud operations solution for Microsoft Azure and embedded Dynatrace with Microsoft’s Azure SRE Agent to transform incident management.
•Expanded collaboration with GCP, becoming a launch partner for Gemini Command Line Interface (CLI) extensions and Gemini Enterprise to accelerate intelligent automation across GCP environments.

Share Repurchase Program
•Dynatrace has substantially completed its $500 million share repurchase program announced in May 2024. During the third quarter of fiscal 2026, Dynatrace spent $160 million to repurchase 3.5 million shares at an average price of $45.31 under that program. From the inception of the program through February 6, 2026, Dynatrace repurchased 10.6 million shares for $495 million at an average price of $46.79.

•Share repurchases under the new $1 billion program may be made from time to time on the open market or through privately negotiated transactions, including, without limitation, through Rule 10b5-1 trading plans, any other legally permissible means, or any combination of the foregoing. The share repurchase program has no time limit, does not obligate Dynatrace to acquire a specified number of shares, and may be suspended, modified, or terminated at any time, without prior notice. The number of shares to be repurchased will depend on market conditions and other factors. Repurchases under the program are expected to be funded from a combination of existing cash balances and future cash flow.

Third Quarter 2026 Financial Highlights
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,
	2025	2024
Annual recurring revenue (ARR):
Total ARR	$1,972,283	$1,647,412
Year-over-Year Increase	20%
Year-over-Year Increase - constant currency (*)	16%

Revenue:
Total revenue	$515,473	$436,169
Year-over-Year Increase	18%
Year-over-Year Increase - constant currency (*)	16%

Subscription revenue	$493,372	$417,207
Year-over-Year Increase	18%
Year-over-Year Increase - constant currency (*)	16%

GAAP Financial Measures:
GAAP income from operations	$72,738	$47,464
GAAP operating margin	14%	11%

GAAP net income	$40,055	$361,752

GAAP net income per share - diluted	$0.13	$1.19

GAAP shares outstanding - diluted	303,250	303,467

Net cash provided by operating activities	$33,780	$42,238
Net cash provided by operating activities as a percent of revenue	7%	10%

Non-GAAP Financial Measures (*):
Non-GAAP income from operations	$153,428	$130,734
Non-GAAP operating margin	30%	30%

Non-GAAP net income	$134,666	$111,679

Non-GAAP net income per share - diluted	$0.44	$0.37

Non-GAAP shares outstanding - diluted	303,250	303,467

Free Cash Flow	$27,234	$37,569
Free Cash Flow margin	5%	9%
* For additional information, please see the "Non-GAAP Financial Measures" and "Definitions - Non-GAAP and Other Metrics" sections of this press release.

Financial Outlook
Based on information available as of February 9, 2026, Dynatrace is issuing guidance for the fourth quarter and updating its prior guidance for full year fiscal 2026 in the tables below.
This guidance is based on the average foreign exchange rates for the month of January 2026. We expect foreign exchange to be a tailwind of approximately $49 million on ARR and approximately $37 million on revenue for fiscal 2026 compared to ARR and revenue at constant currency. This represents an incremental tailwind of approximately $11 million to ARR and $3 million to revenue compared to our prior guidance. This guidance also excludes the impact of any share repurchases after December 31, 2025.
Growth rates for ARR, Total revenue, and Subscription revenue are presented in constant currency to provide better visibility into the underlying growth of the business.
All growth rates below are compared to the full year and fourth quarter of fiscal 2025.

(In millions, except per share data)	Current Guidance Fiscal 2026	Prior Guidance Fiscal 2026*	Guidance Change at Midpoint**
ARR	$2,053 - $2,061	$2,010 - $2,025	$40
As reported	18.5% - 19%	16% - 17%	225 bps
Constant currency	15.5% - 16%	14% - 15%	125 bps
Total revenue	$2,005 - $2,010	$1,985 - $1,995	$18
As reported	18% - 18.5%	17% - 17.5%	100 bps
Constant currency	16%	15% - 15.5%	75 bps
Subscription revenue	$1,917 - $1,922	$1,898 - $1,908	$17
As reported	18% - 18.5%	17% - 17.5%	100 bps
Constant currency	16%	15% - 15.5%	75 bps
Non-GAAP income from operations	$582 - $587	$571 - $581	$9
Non-GAAP operating margin	29%	29%	—
Non-GAAP net income	$508 - $513	$497 - $506	$9
Non-GAAP net income per diluted share	$1.67 - $1.69	$1.62 - $1.64	$0.05
Diluted weighted average shares outstanding	304	307 - 308	(4)
Free cash flow	$520 - $525	$505 - $515	$13
Free cash flow margin	26%	26%	—
*Prior guidance was issued on November 5, 2025.
**Guidance change at midpoint is rounded to the nearest million.

(In millions, except per share data)	Q4 Fiscal 2026 Guidance
Total revenue	$518 - $523
As reported	16% - 17%
Constant currency	13% - 14%
Subscription revenue	$493 - $498
As reported	16% - 17%
Constant currency	13% - 14%
Non-GAAP income from operations	$133 - $138
Non-GAAP operating margin	26%
Non-GAAP net income	$115 - $120
Non-GAAP net income per diluted share	$0.38 - $0.39
Diluted weighted average shares outstanding	303 - 304

Conference Call and Webcast Information
Dynatrace will host a conference call and live webcast to discuss its results and business outlook at 8:00 a.m. Eastern Time today, February 9, 2026. To access the conference call from the U.S. and Canada, dial (866) 405-1247, or internationally, dial (201) 689-8045 with event confirmation #: 13758089. The call will also be available live via webcast on the company’s website, ir.dynatrace.com.

An audio replay of the call will also be available until 11:59 p.m. Eastern Time on May 9, 2026 by dialing (877) 660-6853 from the U.S. and Canada, or for international callers by dialing (201) 612-7415 and entering event confirmation #: 13758089. In addition, an archived webcast will be available at ir.dynatrace.com.
We announce material financial information to our investors using our Investor Relations website, press releases, SEC filings and public conference calls and webcasts. We also use these channels to disclose information about the company, our planned financial and other announcements, attendance at upcoming investor and industry conferences, and for complying with our disclosure obligations under Regulation FD.
Non-GAAP Financial Measures
In addition to disclosing financial measures prepared in accordance with GAAP, this press release and the accompanying tables contain certain non-GAAP financial measures as defined by Regulation G, including non-GAAP income from operations, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share, free cash flow, and free cash flow margin. We also use or discuss non-GAAP financial measures in conference calls, slide presentations and webcasts.

We use these non-GAAP financial measures for financial and operational decision-making purposes, and as a means to evaluate period-to-period comparisons and liquidity. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of the non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. Our non-GAAP financial measures may not provide information that is directly comparable to similarly titled metrics provided by other companies.

Non-GAAP financial measures are defined in this press release and the tables included in this press release include reconciliations of historical non-GAAP financial measures to their most directly comparable GAAP measures.

We also include non-GAAP financial measures in our financial outlook included in this press release. Reconciliations of forward-looking non-GAAP income from operations, non-GAAP net income, non-GAAP net income per diluted share, and free cash flow guidance to the most directly comparable GAAP measures are not available without unreasonable efforts due to the high variability, complexity, and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of share-based compensation expense, employer taxes and tax deductions specific to equity compensation awards that are directly impacted by future hiring, turnover and retention needs, as well as unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.
Definitions - Non-GAAP and Other Metrics
Annual Recurring Revenue (ARR) is defined as the daily revenue of all subscription agreements that are actively generating revenue as of the last day of the reporting period multiplied by 365. We exclude from our calculation of ARR any revenues derived from month-to-month agreements and/or product usage overage billings.
Constant Currency amounts for ARR, Total revenue, and Subscription revenue are presented to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign exchange rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year.

Non-GAAP Income from Operations is defined as GAAP income from operations adjusted for the following items: share-based compensation; employer payroll taxes on employee stock transactions; amortization of intangibles; transaction, restructuring and other non-recurring or unusual items that may arise from time to time. The related Non-GAAP Operating Margin is non-GAAP income from operations expressed as a percentage of total revenue.
Non-GAAP Net Income is defined as GAAP net income adjusted for the following items: income tax expense/benefit; non-GAAP effective cash taxes; net interest expense and income; net cash received from and paid for interest; share-based compensation; employer payroll taxes on employee stock transactions, amortization of intangibles; gains and losses on currency translation; and transaction, restructuring and other non-recurring or unusual items that may arise from time to time. Non-GAAP net income per diluted share is calculated as non-GAAP net income divided by the diluted weighted average shares outstanding used to compute GAAP net income per diluted share.
Free Cash Flow is defined as the net cash provided by or used in operating activities less capital expenditures, reflected as purchase of property and equipment and capitalized software additions in our financial statements. The related margin is free cash flow expressed as a percentage of total revenue.
About Dynatrace
Dynatrace (NYSE: DT) is advancing observability for today’s digital businesses, helping to transform the complexity of modern digital ecosystems into powerful business assets. By leveraging AI-powered insights, Dynatrace enables organizations to analyze, automate, and innovate faster to drive their business forward. To learn more about Dynatrace, visit www.dynatrace.com, visit our blog and follow us on LinkedIn and X @dynatrace.
Dynatrace and the Dynatrace logo are trademarks of the Dynatrace, Inc. group of companies. All other trademarks are the property of their respective owners. © 2026 Dynatrace LLC.
Cautionary Language Concerning Forward-Looking Statements
This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's new share repurchase program, its ability to invest for durable long-term growth while also returning capital to shareholders, the expected and current benefits that we believe organizations receive from using the Dynatrace platform and offerings of our partners and other companies with which we collaborate and integrate, and our financial and business outlook, including our financial guidance for the full year and fourth quarter of fiscal 2026. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as “will,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, our ability to maintain our revenue growth rates in future periods; market adoption of our product offerings; continued demand for, and spending on, our solutions; our ability to innovate and develop solutions that meet customer needs as cloud and AI workloads grow rapidly; the ability of our platform and solutions to effectively interoperate with customers’ IT infrastructures; our ability to acquire new customers and retain and expand our relationships with existing customers; our ability to expand our sales and marketing capabilities; our ability to compete; our ability to maintain successful relationships with partners; security breaches, other security incidents and any real or perceived errors, failures, defects or vulnerabilities in our solutions; our ability to protect our intellectual property; our ability to hire and retain necessary qualified employees to grow our business and expand our operations; our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; the effect on our business of the macroeconomic environment, associated global economic conditions and geopolitical disruption; and other risks set forth under the caption “Risk Factors” in our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited – In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Revenue:
Subscription	$493,372	$417,207	$1,423,968	$1,198,593
Service	22,101	18,962	62,703	54,925
Total revenue	515,473	436,169	1,486,671	1,253,518
Cost of revenue:
Cost of subscription	73,833	60,666	207,255	170,034
Cost of service	21,137	18,139	60,993	52,536
Amortization of acquired technology	866	3,756	2,561	12,528
Total cost of revenue	95,836	82,561	270,809	235,098
Gross profit	419,637	353,608	1,215,862	1,018,420

Operating expenses:
Research and development	120,569	98,343	343,733	281,287
Sales and marketing	174,058	154,472	507,047	443,802
General and administrative	52,260	49,354	157,001	143,285
Amortization of other intangibles	12	3,975	36	13,527
Total operating expenses	346,899	306,144	1,007,817	881,901
Income from operations	72,738	47,464	208,045	136,519
Interest income, net	12,083	11,726	37,620	37,351
Other (expense) income, net	(370)	(2,072)	7,281	(6,145)
Income before income taxes	84,451	57,118	252,946	167,725
Income tax (expense) benefit	(44,396)	304,634	(107,693)	276,655
Net income	$40,055	$361,752	$145,253	$444,380
Net income per share:
Basic	$0.13	$1.21	$0.48	$1.49
Diluted	$0.13	$1.19	$0.48	$1.47
Weighted average shares outstanding:
Basic	301,127	298,646	300,939	298,049
Diluted	303,250	303,467	304,765	302,815
UNAUDITED SHARE-BASED COMPENSATION

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Cost of revenue	$10,792	$9,821	$30,657	$27,265
Research and development	29,160	26,582	85,739	74,769
Sales and marketing	21,883	20,709	64,493	57,481
General and administrative	16,083	15,027	45,738	41,984
Total share-based compensation	$77,918	$72,139	$226,627	$201,499

DYNATRACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	December 31, 2025	March 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$1,091,534	$1,017,039
Short-term investments	96,780	96,189
Accounts receivable, net	468,041	624,437
Deferred commissions, current	123,565	109,895
Prepaid expenses and other current assets	87,152	83,901
Total current assets	1,867,072	1,931,461
Long-term investments	58,291	51,648
Property and equipment, net	67,713	61,522
Operating lease right-of-use assets, net	76,424	67,479
Goodwill	1,345,187	1,336,435
Intangible assets, net	22,868	25,534
Deferred tax assets, net	514,237	529,550
Deferred commissions, non-current	111,045	95,297
Other assets	37,823	40,752
Total assets	$4,100,660	$4,139,678

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$11,103	$27,286
Accrued expenses, current	240,018	252,503
Deferred revenue, current	924,672	1,087,518
Operating lease liabilities, current	17,543	13,979
Total current liabilities	1,193,336	1,381,286
Deferred revenue, non-current	52,790	50,989
Accrued expenses, non-current	35,981	24,452
Operating lease liabilities, non-current	68,276	61,384
Deferred tax liabilities	1,198	419
Total liabilities	1,351,581	1,518,530

Shareholders' equity:
Common shares, $0.001 par value, 600,000,000 shares authorized, 299,571,042 and 299,813,048 shares issued and outstanding at December 31, 2025 and March 31, 2025, respectively	300	300
Additional paid-in capital	2,352,238	2,370,563
Retained earnings	430,180	284,927
Accumulated other comprehensive loss	(33,639)	(34,642)
Total shareholders' equity	2,749,079	2,621,148
Total liabilities and shareholders' equity	$4,100,660	$4,139,678

DYNATRACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited – In thousands)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income	$40,055	$361,752	$145,253	$444,380
Adjustments to reconcile net income to cash provided by operations:
Depreciation	4,336	5,216	13,744	13,851
Amortization	1,395	8,247	4,151	27,603
Share-based compensation	77,918	72,139	226,627	201,499
Deferred income taxes	9,580	(339,736)	18,474	(378,795)
Other	123	1,002	(7,917)	4,135
Net change in operating assets and liabilities:
Accounts receivable	(152,513)	(95,826)	168,032	204,251
Deferred commissions	(600)	4,131	(23,854)	(3,035)
Prepaid expenses and other assets	4,859	(7,500)	9,004	(21,573)
Accounts payable and accrued expenses	3,307	2,871	(30,448)	(27,608)
Operating leases, net	710	(1,031)	1,456	434
Deferred revenue	44,610	30,973	(189,033)	(168,513)
Net cash provided by operating activities	33,780	42,238	335,489	296,629

Cash flows from investing activities:
Purchase of property and equipment	(6,546)	(4,669)	(18,215)	(11,540)
Capitalized software additions	—	—	(194)	—
Acquisition of a business, net of cash acquired	—	—	—	(100)
Purchases of investments	(45,094)	(27,965)	(108,858)	(107,989)
Proceeds from sales and maturities of investments	34,760	27,770	103,882	68,145
Net cash used in investing activities	(16,880)	(4,864)	(23,385)	(51,484)

Cash flows from financing activities:
Proceeds from employee stock purchase plan	12,519	10,770	24,390	21,159
Proceeds from exercise of stock options	963	6,130	4,701	14,903
Repurchases of common stock	(159,999)	(39,993)	(255,033)	(130,100)
Taxes paid related to net share settlement of equity awards	(3,296)	(4,372)	(19,634)	(16,338)
Other	(552)	—	(3,866)	(1,656)
Net cash used in financing activities	(150,365)	(27,465)	(249,442)	(112,032)

Effect of exchange rates on cash and cash equivalents	(24)	(9,604)	11,833	(4,614)

Net (decrease) increase in cash and cash equivalents	(133,489)	305	74,495	128,499

Cash and cash equivalents, beginning of period	1,225,023	907,177	1,017,039	778,983
Cash and cash equivalents, end of period	$1,091,534	$907,482	$1,091,534	$907,482

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except percentages)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Non-GAAP cost of revenue:
Cost of revenue	$95,836	$82,561	$270,809	$235,098
Share-based compensation	(10,792)	(9,821)	(30,657)	(27,265)
Employer payroll taxes on employee stock transactions	(264)	(469)	(1,969)	(1,786)
Amortization of intangibles	(866)	(3,756)	(2,561)	(12,528)
Non-GAAP cost of revenue	$83,914	$68,515	$235,622	$193,519

Non-GAAP gross profit:
Gross profit	$419,637	$353,608	$1,215,862	$1,018,420
Share-based compensation	10,792	9,821	30,657	27,265
Employer payroll taxes on employee stock transactions	264	469	1,969	1,786
Amortization of intangibles	866	3,756	2,561	12,528
Non-GAAP gross profit	$431,559	$367,654	$1,251,049	$1,059,999

GAAP gross margin	81%	81%	82%	81%
Non-GAAP gross margin	84%	84%	84%	85%

Non-GAAP operating expenses:
Operating expenses	$346,899	$306,144	$1,007,817	$881,901
Share-based compensation	(67,126)	(62,318)	(195,970)	(174,234)
Employer payroll taxes on employee stock transactions	(1,630)	(2,825)	(10,115)	(9,688)
Amortization of intangibles	(12)	(3,975)	(36)	(13,527)
Transaction, restructuring, and other	—	(106)	—	(106)
Non-GAAP operating expenses	$278,131	$236,920	$801,696	$684,346

Non-GAAP income from operations:
Income from operations	$72,738	$47,464	$208,045	$136,519
Share-based compensation	77,918	72,139	226,627	201,499
Employer payroll taxes on employee stock transactions	1,894	3,294	12,084	11,474
Amortization of intangibles	878	7,731	2,597	26,055
Transaction, restructuring, and other	—	106	—	106
Non-GAAP income from operations	$153,428	$130,734	$449,353	$375,653

GAAP operating margin	14%	11%	14%	11%
Non-GAAP operating margin	30%	30%	30%	30%

DYNATRACE, INC.
GAAP to Non-GAAP Reconciliations
(Unaudited - In thousands, except per share data)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Non-GAAP net income:
Net income	$40,055	$361,752	145,253	444,380
Income tax expense (benefit)	44,396	(304,634)	107,693	(276,655)
Non-GAAP effective cash tax	(30,568)	(30,588)	(89,361)	(88,538)
Interest income, net	(12,083)	(11,726)	(37,620)	(37,351)
Cash received from interest, net	11,806	11,533	33,682	36,151
Share-based compensation	77,918	72,139	226,627	201,499
Employer payroll taxes on employee stock transactions	1,894	3,294	12,084	11,474
Amortization of intangibles	878	7,731	2,597	26,055
Transaction, restructuring, and other	—	106	—	106
Loss (gain) on currency translation	370	2,072	(7,281)	6,145
Non-GAAP net income	$134,666	$111,679	$393,674	$323,266

Share count:
Weighted-average shares outstanding - basic	301,127	298,646	300,939	298,049
Weighted-average shares outstanding - diluted	303,250	303,467	304,765	302,815

Shares used in non-GAAP per share calculations:
Weighted-average shares outstanding - basic	301,127	298,646	300,939	298,049
Weighted-average shares outstanding - diluted	303,250	303,467	304,765	302,815

Non-GAAP net income per share:
Net income per share - basic	$0.13	$1.21	$0.48	$1.49
Net income per share - diluted	$0.13	$1.19	$0.48	$1.47
Non-GAAP net income per share - basic	$0.45	$0.37	$1.31	$1.08
Non-GAAP net income per share - diluted	$0.44	$0.37	$1.29	$1.07

	Three Months Ended December 31,		Nine Months Ended December 31,
	2025	2024	2025	2024
Free cash flow:
Net cash provided by operating activities	$33,780	$42,238	$335,489	$296,629
Purchase of property and equipment	(6,546)	(4,669)	(18,215)	(11,540)
Capitalized software additions	—	—	(194)	—
Free cash flow	$27,234	$37,569	$317,080	$285,089

Contacts

Investor Contact:
Noelle Faris
VP, Investor Relations
ir@dynatrace.com

Media Contact:
Stacy Gong
VP, Corporate Communications
pr-team@dynatrace.com